Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2011 of Vanity Events Holding, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Lloyd Lapidus, Interim Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 15, 2011	/s/ Lloyd Lapidus
Lloyd Lapidus
Interim Chief Executive Officer